EXHIBIT 9
                             SECURED PROMISSORY NOTE

     THE SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN REGISTERED UNDER THE

     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE

     AND MAY NOT BE SOLD,  TRANSFERRED  OR  OTHERWISE  DISPOSED  OF  EXCEPT

     PURSUANT TO AN  EFFECTIVE  REGISTRATION  STATEMENT  UNDER SUCH ACT AND

     APPLICABLE   STATE  SECURITIES  LAWS  OR  PURSUANT  TO  AN  APPLICABLE

     EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS  OF SUCH ACT AND SUCH

     LAWS.

$250,000.00                                                        June 16, 2003

                                                                    New York, NY

     FOR VALUE RECEIVED,  the receipt of which is hereby  acknowledged,  BIOVEST

INTERNATIONAL,  INC., a Delaware corporation having its corporate office at 8500

Evergreen Blvd., Minneapolis MN 55433 (the "Company"), hereby promises to pay to the order of Angelo  Tsakopoulos  having an address at 7700  College Town Drive,

Suite 101,  Sacramento CA 95826 ("Holder"),  or such other address as Holder may notify the Company, the principal sum of $250,000.00 (the "Principal"), together with interest thereon, as follows:



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1.   Predecessor Note.  Reference is made to that certain  Promissory Note dated

     March 7, 2003 issued by the Company in favor of Holder in principal  amount equal to the  Principal  (the  "Predecessor  Note").  Holder agrees that by

     Holder's  acceptance of this Note,  Holder hereby confirms its agreement to modification  and  extension of the  Predecessor  Note to the terms of this

     Note and agrees that the Company  shall have no further  obligations  under and/or with respect to the  Predecessor  Note which Holder has delivered to the Company for modification  concurrently  with the issuance of this Note,

     except that any Warrants issued in conjunction  with the  Predecessor  Note shall remain  outstanding.  In connection with this Note,  100,000 Warrants currently priced at $0.50 per share shall be repriced to $0.25 per share.

2.   Accrual of Interest.  Interest shall accrue on the  outstanding  balance of

     Principal from the date of the  Predecessor  Notes and from time to time at the rate of seven percent (7%) per annum.  No payment of interest  shall be due until maturity.

3.   Maturity. The Principal amount due under this Note shall become immediately due and  payable to Holder  automatically  and  without  further  action or notice on the part of Holder,  on the date that is the third  (3rd)  annual anniversary of the date of the Closing of the Investment  Agreement between

     Accentia and BioVest (the "Maturity Date").

4.   Prepayment. All payments due under this Note shall be made by check payable to HOLDER.  The  Company,  at its option,  may prepay this Note at any time upon  thirty  (30)  days  notice  in whole or in part  without  premium  or penalty,  subject to HOLDER's  right to convert the sums due  hereunder  to equity as set forth in paragraph (6) herein.


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5.   Collateral.  (a) In order to secure (i) the due and punctual payment of all monetary obligations  hereunder of the Company to Holder and any reasonable costs and  expenses  (including,  but not  limited  to,  all legal fees and expenses) of collection or enforcement of any such obligations and (ii) the due and punctual  payment of any costs and expenses  incurred in connection with the  realization  of the security of which this Note  provides and any reasonable  costs and  expenses  (including,  but not limited to, all legal fees and expenses)  incurred in connection  with any  proceedings  to which this Note may give rise (collectively referred to herein as "Liabilities"),

     the Company hereby transfers,  assigns, grants, bestows, sells, conveys and pledges to Holder a first priority  security interest in the Collateral (as hereinafter  defined),  which security  interest shall remain in full force and  effect  until all of the  Liabilities  shall have been paid in full to

     Holder.

     (b) For purposes of this Note, "Collateral" shall mean all of the Company's right,  title and interest in and to all of its tangible  personal property and intangible property (including,  without limitation, the Company's cash on hand,  contract rights,  securities,  accounts  receivables,  equipment,

     inventory, trademarks, copyrights and other intellectual property, wherever

     located;   BUT  EXCLUDING:   (i)  the  Company's  rights  in  that  certain

     Cooperative  Research and Development  Agreement for  Non-Hodgkin  Lymphoma

     Therapeutic  Cancer  Vaccine  between the Company and the  National  Cancer

     Institute (as hereafter amended and  supplemented),  (ii) and the Company's rights arising from and relating to Non-Hodgkin Lymphoma Therapeutic Cancer

     Vaccine,  and  (iii)  the  Company's  grant  receivable  from the  National

     Institutes of Health; in each case,



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     (x) whether tangible or intangible; (y) all and any proceeds from any sale,

     lease,  license or other  disposition  thereof,  and (z) all  proceeds  and products thereof).


     (c) The Company hereby grants Holder a limited power of attorney to prepare and file  appropriate  UCC-1  financing  statements  (as secured  party) in appropriate jurisdictions to evidence and publish the liens created by this

     Note.

(d)  Except as contemplated by this Note and except as specifically set forth in the immediately  following proviso, the Company shall not encumber or grant a security  interest in any of the  Collateral  without  the prior  written consent  of  Holder  and,  other  than the grant of the  security  interest contemplated  hereby,  the Collateral  pledged by the Company hereunder is,

     and will be,  owned by Maker free and clear of all liens and  encumbrances;

     provided  that, by Holder's  acceptance of this Note,  Holder hereby agrees that the  indebtedness  evidenced by this Note (and the  security  interest granted and lien created  hereby) shall be subordinated in right of payment to all existing  secured  debts of the Company  outstanding  on the date of issuance  of this Note,  plus  payment in full in cash of up to  $5,000,000 aggregate  principal  amount of  indebtedness  to third parties (other than

     Accentia,  Inc. and/or its affiliates) and accrued  interest thereon as may be  outstanding  from time to time after the date hereof  ("Senior  Debt").

     Such terms of subordination shall be the terms reasonably  requested by the lender(s) of such Senior Debt and, in  connection  therewith,  Holder shall execute and  deliver  such  subordination  agreement  and/or  intercreditor agreement as may be requested by such lender of Senior Debt.


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6.   Option to Convert To Equity. (a) At any time prior to the Maturity Date, or prior to payment of the  outstanding  sums due under this Note,  HOLDER may elect to convert the outstanding  balance due, including accrued and unpaid interest, into either:

     (i)  Common Stock of the Company,  which is restricted as to transfer under state and federal  securities  laws, at the rate of $0.25 per share of

          Company  Common  Stock.  The number of shares of Company  Common Stock issuable upon conversion of this Note and the above  conversion  price shall be subject to adjustment  as follows:  In case the Company shall

          (A) pay a dividend in Company Common Stock or make a  distribution  in

          Company  Common Stock,  (B) subdivide its  outstanding  Company Common


          Stock, (C) combine its outstanding Company Common Stock into a smaller

          number  of  shares  of  Company   Common   Stock,   or  (D)  issue  by

          reclassification  of Company  Common  Stock  other  securities  of the

          Company, then the conversion price and the number of shares of Company

          Common Stock issuable open conversion of this Note  immediately  prior thereto shall be proportionately  adjusted so that the Holder shall be entitled to receive the kind and number of shares or other  securities of the Company  which it would have owned or would have been  entitled to  receive  immediately  after  the  happening  of any of the  events described  above had this Note been converted at the conversion  price in effect  immediately  prior to the  happening  of such  event or any record date with respect thereto and where adjustment made pursuant to this Section  5(a)(i)  shall become  effective  immediately  after the effective  date of such event  retroactive to the record date, if any,

          for such event.  For the  purpose of this

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          Section  5(a)(i),  the term "Company  Common Stock" shall mean (i) the class of stock  designated  as the Common  Stock of the Company at the date of this Note,  or (ii) any other  class of stock  resulting  from

          successive   changes  or   reclassifications   of  such  Common  Stock

          consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; OR --

     (ii) Common Stock of Accentia,  Inc., a Florida  corporation  ("Accentia"),

          which is restricted as to transfer under state and federal  securities laws,  equal to the Principal and accrued and unpaid interest  thereon being converted based upon a discount of twenty percent (20%) from the following  Accentia Common Stock value: (A) if Accentia's Common Stock is  publicly  traded,  the value of a share of Accentia  Common  Stock shall be an amount equal to the IPO  offering  price  thereof,  before discount or commission, as stated in the final prospectus for Accentia

          Common Stock or in the  alternative or (B) if Accentia's  Common Stock is not publicly trading, the value of a share of Accentia Common Stock

          shall  be  determined  by  appraisal  by  an  independent   nationally

          recognized  valuation  firm  selected  by the  Board of  Directors  of

          Accentia.   Such  appraisal   determination  shall  be  set  forth  in

          reasonable  detail in a written notice to Holder and,  absent manifest error or fraud,  shall be binding on Accentia  and  Holder;  provided,

          however,  that the  Holder  shall  have the  right to  object  to such determination by providing written notice (the "Objection  Notice") to

          Accentia  within five (5)  business  days of Holder's  receipt of such written notice of such  determination.  Provided  Holder  delivers the

          Objection  Notice  within such five (5)  business  day  period,  then,

          within a further  period of ten (10)  business  days (the  "Settlement


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          Period"),  Accentia and Holder and, if desired, their accountants will attempt  to  resolve  in good  faith  any  disputed  items and reach a written agreement with respect thereto.  Failing such resolution,  the

          unresolved   disputed   items  will  be  referred  for  final  binding

          resolution to an independent  nationally  recognized firm of certified

          public  accountants  (the  "Sole  Arbiter")  mutually   acceptable  to

          Accentia, on the one hand, and Holder, on the other hand. In the event that Accentia and Holder are unable to select the Sole Arbiter  within five (5) business  days  following the end of the  Settlement  Period,

          then each of Accentia  and Holder  shall have an  additional  five (5)

          business days to select (and provide  written notice of such selection to the other) an independent  nationally  recognized firm of certified public accountants. Each such firm shall be referred to, respectively,

          as the "First Arbiter" (selected by Accentia) and the "Second Arbiter"

          (selected by Holder).  Within ten (10)  business  days  following  the selection  of the First  Arbiter  and the  Second  Arbiter,  the First

          Arbiter  and the Second  Arbiter  shall  select (and  provide  written notice to Accentia and Holder of such  selection) a third  independent nationally recognized firm of certified public accountants (the "Third

          Arbiter").  For purposes of this  Agreement,  the "Arbiter" shall mean

          (1) the Sole  Arbiter  or (2) in the case  that  Accentia  and  Holder cannot agree upon the Sole Arbiter, the First Arbiter,  Second Arbiter and Third  Arbiter  collectively;  provided  that if either  Holder or

          Accentia  fails to select the First  Arbiter  or the  Second  Arbiter,

          respectively,  then the Sole Arbiter (and thus the "Arbiter") shall be deemed to be the First Arbiter in the case where Holder failed to make the selection and the Second Arbiter in the case where Accentia failed to make the  selection.  In the case where the  Arbiter  consists of a

          First Arbiter,  Second  Arbiter

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          and Third  Arbiter,  the decision of a majority of the First  Arbiter,

          Second Arbiter and Third Arbiter shall  constitute the decision of the

          Arbiter hereunder. The fees and expenses of the Arbiter shall be borne by  the  non-prevailing  party.  In  making  such  determination  (the

          "Arbiter's  Determination"),  the Arbiter shall  determine  only those items in  dispute  and may not  assign a value  to any  disputed  item greater than the  greatest  value for such sum claimed by either party or less than the lowest value for such item  claimed by either  party.

          The Arbiter's Determination shall be (I) in writing, (II) furnished to

          Accentia and Holder as soon as practicable  after the items in dispute have been referred to the Arbiter (but in no event later than ten (10)

          business  days after such  referral),  (III) made in  accordance  with generally accepted accounting  principles  consistently  applied,  and

          (IV)  non-appealable.  The  number of  shares  Accentia  Common  Stock issuable  open  conversion of this Note shall be subject to adjustment as  follows:  In case  Accentia  shall (w) pay a dividend  in Accentia

          Common Stock or make a  distribution  in Accentia  Common  Stock,  (x)

          subdivide  its  outstanding  Accentia  Common  Stock,  (y) combine its outstanding  Accentia  Common Stock into a smaller number of shares of

          Accentia  Common Stock, or (z) issue by  reclassification  of Accentia

          Common Stock other  securities of Accentia,  then the conversion price and the  number  of  shares  issuable  open  conversion  of this  Note immediately  prior thereto shall be  proportionately  adjusted so that the Holder  shall be entitled to receive the kind and number of shares or other  securities  of  Accentia  which it would have owned or would have been entitled to receive  immediately  after the happening of any of the  events  described  above  had this Note  been  converted  been exercised at the conversion price  immediately  prior to the happening


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          of such event or any record date with respect thereto.  Any adjustment

          made  pursuant  to  this  Section   5(a)(ii)  shall  become  effective

          immediately  after the effective date of such event retroactive to the record date,  if any, for such event.  For the purpose of this Section

          5(a)(ii),  the term "Accentia  Common Stock" shall mean (xx) the class of stock  designated  as the Common  Stock of  Accentia at the date of this Note, or (yy) any other class of stock  resulting from successive changes or reclassifications of such Common Stock consisting solely of changes  in par value,  or from par value to no par value,  or from no par value to par value.


     (b)  Such exercise shall be made by irrevocable written notice (accompanied with this Note),  addressed to the Company at its Executive Offices at

          8500 Evergreen  Blvd.  Minneapolis MN 55433 with notice to Accentia at its Executive Offices at 5310 Cypress Center Drive,  Suite 101, Tampa,

          Florida 33609.

7.   Miscellaneous.  Notwithstanding any provision herein or in any documents or instrument  now or hereafter  securing this Note,  the total  liability for payments  in the nature of  interest  shall not exceed the limits now or at any time in the future imposed by the  applicable  laws of the State of New

     York. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements  entered into and to be performed entirely within such State. Andrews Alexander Wise & Co. (AAW)

     has been  granted  compensation  in the form of the  repricing  of  certain

     Warrants  previously  issued to AAW for its efforts in assisting BioVest in informing  Noteholders  of  their  rights  to elect  to  restructure  their investment to accept this form of Promissory Note.


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     IN WITNESS WHEREOF,  this Note has been executed as of the date first above written.

                             BIOVEST INTERNATIONAL, INC.

                             By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------

                             ACCENTIA, INC. (solely with respect to Sections 6(a)(ii) and 7 above)

                             By:
                                   ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------
                             Angelo Tsakopoulos, Holder



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